[WIRELESS ONE LOGO]
                                        Contact:          Henry G. Schopfer III
                                       Executive V.P. & Chief Financial Officer
                                                            2506 Lakeland Drive
                                                             Jackson, MS  39208
                                                                   601.936.1515

                           FOR IMMEDIATE RELEASE


              WIRELESS ONE TO BECOME WHOLLY-OWNED SUBSIDIARY
                              OF MCI WORLDCOM

JACKSON,  MISS.,  July  20, 1999 - Wireless One, Inc. (OTC Bulletin Board -
WIRL) announced today that it will amend its proposed plan of reorganization and disclosure statement in accordance with a term sheet negotiated with MCI WORLDCOM, Inc. (NASDAQ: WCOM) Under the amended plan, Wireless One will become a wholly-owned subsidiary of MCI WorldCom.

     Henry Burkhalter, Wireless One President and CEO stated, "We are pleased to announce this amended plan to become a part of MCI WorldCom. MCI WorldCom has the resources to accelerate our strategies to deploy Wireless One's high-speed two-way wireless data transmission services to businesses in the company's eleven southeastern states footprint. Our customers, employees, suppliers and channel lessors should all benefit from this association with MCI WorldCom during these exciting and rapidly changing times in the wireless communications industry."

     The amended plan will provide that the holders of Wireless One's two series of unsecured senior notes, other than MCI WorldCom holders, will be paid all principal and accrued interest or the full accreted value of their senior notes, as the case may be, through the effective date of the amended plan. All other liabilities of the company will remain unimpaired under the amended plan. The company's existing stockholders will receive cash aggregating $22,611,110 on a pro rata basis. Based on the current number of shares outstanding and vested in-the-money options, the company estimates that the per share cash payment under the amended plan would be approximately $1.31. The term sheet summarizing the contemplated terms of the amended plan will be contained in a current report on Form 8-K filed by Wireless One with the Securities and Exchange Commission.

     Wireless One stated that it expects to file the amended plan reflecting the terms of the term sheet as soon as possible. Confirmation of the amended plan will be subject to the requirements of the bankruptcy code and must be approved by the court. Completion of the reorganization will also require consent of the Federal Communications Commission.


                                  -more-



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WIRELESS ONE, INC.

     Wireless One's exclusive licenses in the MMDS and WCS spectrums enable the company to provide digital broadband (i.e., high-capacity) wireless access (commonly known as "BWA") services (such as high-speed Internet connection, data transmission and telephone). In addition, the company provides analog wireless multichannel subscription television programming (commonly known as "wireless cable") services primarily in small to mid-size markets in the southern and southeastern United States.

     Wireless One has an eCommerce partnership with Netgateway, Inc. whereby Netgateway has created an electronic mall at www.wirelessonemall. com. The mall allows businesses to set up economical eCommerce "storefronts" to offer products and services and gives consumers a convenient, no-charge and secure place to shop on the Internet.

     Wireless One also has a marketing alliance with DIRECTV, Inc. that enables it to provide expanded television programming via Direct Broadcast Satellite signal.

FORWARD-LOOKING STATEMENTS

     Certain statements made in this press release, including statements that are not a statement of historical fact, may constitute "forward-looking" statements as defined in the Securities Act of 1933, as amended. Such statements include, without limitation, statements regarding future liquidity, cash needs and alternatives to address capital needs, and are indicated by words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "the company believes," "the company intends," "we believe," "we intend," and similar words or phrases.

     Important factors that could cause actual results to differ materially from the company's expectations include, without limitation, bankruptcy court approval and any other approvals required for the amended plan, any other matters requiring bankruptcy court or other approvals, the future amount of the company's negative cash flow, the future results of the company's operations, resolution of the company's supply need for modems used in the company's high speed Internet product, business opportunities that may be presented to and pursued by the company, changes in laws or regulations, uncertainty of the company's ability to obtain FCC authorizations, competition, physical limitations of wireless cable transmission, changes in general business and economic conditions in the company's operation regions and issues arising from Year 2000 information technology matters, many of which are beyond the control of the company. Further information regarding these and other factors that might cause future results to differ from those projected in the forward-looking statements is described in more detail under the heading "Factors That May Affect Future Results of the Company" in the company's Form 10-K for the year ended December 31, 1998 and under the heading "Management's Discussion and Analysis" in the company's Form 10-Q for the quarter ended March 31, 1999.
                                # # #

EDITORS NOTE: More information about Wireless One is available on the internet at www.wirelessone.com.